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                                                                   EXHIBIT 99.1


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                          SALE AND SERVICING AGREEMENT


                                  by and among
                              --------------------

                        FORD CREDIT AUTO OWNER TRUST - ,

                                    ------ -

                                   as Issuer,


                     FORD CREDIT AUTO RECEIVABLES TWO LLC

                                    as Seller


                                       and

                              --------------------


                           FORD MOTOR CREDIT COMPANY,

                                   as Servicer



                                  Dated as of ,

                                ------------ ----

================================================================================

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                                TABLE OF CONTENTS
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                                                                            Page
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                                    ARTICLE I

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DEFINITIONS AND USAGE ....................................................    1

                                   ARTICLE II

TRUST PROPERTY ...........................................................    2

SECTION 2.1.    Conveyance of Trust Property .............................    2
SECTION 2.2.    Representations and Warranties of
                 the Seller as to the Receivables ........................    2
SECTION 2.3.    Repurchase upon Breach ...................................    7
SECTION 2.4.    Custody of Receivable Files ..............................    8
SECTION 2.5.    Duties of Servicer as Custodian ..........................    8
SECTION 2.6.    Instructions; Authority to Act ...........................   10
SECTION 2.7.    Custodian's Indemnification ..............................   10
SECTION 2.8.    Effective Period and Termination .........................   10

                                   ARTICLE III

ADMINISTRATION AND SERVICING OF RECEIVABLES AND
     TRUST PROPERTY ......................................................

SECTION 3.1.   Duties of Servicer ........................................   12
SECTION 3.2.   Collection of Receivable Payments .........................   13
SECTION 3.3.   Realization Upon Receivables ..............................   13
SECTION 3.4.   [Reserved] ................................................   13
SECTION 3.5.   Maintenance of Security Interests
                 in Financed Vehicles ....................................   13
SECTION 3.6.   Covenants of Servicer .....................................   14
SECTION 3.7.   Purchase of Receivables Upon Breach .......................   14
SECTION 3.8.   Servicer Fee ..............................................   15
SECTION 3.9.   Servicer's Certificate ....................................   15
SECTION 3.10.  Annual Statement as to Compliance;
                 Notice of Event of Servicing
                 Termination .............................................   16
SECTION 3.11.  Annual Independent Certified Public
               Accountant's Report .......................................   17
SECTION 3.12.  Access to Certain Documentation
                 and Information Regarding Receivables ...................   17
SECTION 3.13.  Servicer Expenses .........................................   18

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                                                                            Page
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                                   ARTICLE IV

DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO
     NOTEHOLDERS AND CERTIFICATEHOLDERS ...................................

SECTION 4.1.  Accounts ....................................................  19
SECTION 4.2.  Collections .................................................  23
SECTION 4.3.  Application of Collections ..................................  24
SECTION 4.4.  Advances ....................................................  24
SECTION 4.5.  Additional Deposits .........................................  25
SECTION 4.6.  Distributions ...............................................  26
SECTION 4.7.  Reserve Account .............................................  28
SECTION 4.8.  Net Deposits ................................................  31
SECTION 4.9.  Statements to Noteholders and
                Certificateholders ........................................  31

                                    ARTICLE V

YIELD SUPPLEMENT LETTER OF CREDIT; YIELD SUPPLEMENT ACCOUNT

SECTION 5.1.  Yield Supplement Letter of Credit
                and the Yield Supplement Account ..........................  34

                                   ARTICLE VI

THE SELLER ................................................................

SECTION 6.1.  Representations and Warranties of Seller ....................  38
SECTION 6.2.  Liability of Seller; Indemnities ............................  40
SECTION 6.3.  Merger or Consolidation of, or
                Assumption of the Obligations
                of, Seller ................................................  41
SECTION 6.4.  Limitation on Liability of
                Seller and Others .........................................  42
SECTION 6.5.  Seller May Own Notes or Certificates ........................  42

                                   ARTICLE VII

THE SERVICER ..............................................................

SECTION 7.1.  Representations of Servicer .................................  44
SECTION 7.2.  Indemnities of Servicer .....................................  45
SECTION 7.3.  Merger or Consolidation of, or
                Assumption of the Obligations
                of, Servicer ..............................................  48
SECTION 7.4.  Limitation on Liability of
                Servicer and Others .......................................  49
SECTION 7.5.  Delegation of Duties ........................................  49

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SECTION 7.6.   Ford Credit Not to Resign as Servicer .......................  50
SECTION 7.7.   Servicer May Own Notes or Certificates ......................  50

                                  ARTICLE VIII

SERVICING TERMINATION .....................................................

SECTION 8.1.   Events of Servicing Termination .............................  51
SECTION 8.2.   Appointment of Successor Servicer ...........................  53
SECTION 8.3.   Repayment of Advances .......................................  54
SECTION 8.4.   Notification to Noteholders
                 and Certificateholders ....................................  54
SECTION 8.5.   Waiver of Past Events of Servicing
                Termination ................................................  54

                                   ARTICLE IX

TERMINATION ................................................................

SECTION 9.1.   Optional Purchase of All Receivables ........................  56
SECTION 9.2.   Succession Upon Satisfaction and
                 Discharge of Indenture  ...................................  56

                                    ARTICLE X
MISCELLANEOUS PROVISIONS ...................................................

SECTION 10.1.  Amendment ...................................................  57
SECTION 10.2.  Protection of Title to Trust ................................  58
SECTION 10.3.  Governing Law ...............................................  62
SECTION 10.4.  Notices .....................................................  62
SECTION 10.5.  Severability of Provisions ..................................  62
SECTION 10.6.  Assignment ..................................................  63
SECTION 10.7.  Further Assurances ..........................................  63
SECTION 10.8.  No Waiver; Cumulative Remedies ..............................  63
SECTION 10.9.  Third-Party Beneficiaries ...................................  63
SECTION 10.10. Actions by Noteholders or
                 Certificateholders ........................................  64
SECTION 10.11. Agent for Service ...........................................  64
SECTION 10.12. No Bankruptcy Petition; Subordination; Claims Against
                 Seller ....................................................  64
SECTION 10.13. Limitation of Liability of
                  Owner Trustee and Indenture Trustee ......................  64

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     SALE AND SERVICING AGREEMENT, dated as of _______ __, ____ (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement"), by and among FORD CREDIT AUTO OWNER TRUST ____-_ (the "Issuer"), a Delaware business trust, FORD CREDIT AUTO RECEIVABLES TWO LLC, a Delaware limited liability company, as seller (the "Seller"), and FORD MOTOR CREDIT COMPANY, a Delaware corporation, as servicer (the "Servicer").

     WHEREAS, the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts generated by Ford Motor Credit Company in the ordinary course of its business and sold to the Seller;

     WHEREAS, the Seller is willing to sell such receivables to the Issuer; and

     WHEREAS, Ford Motor Credit Company, is willing to service such receivables on behalf of the Issuer;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I

                              DEFINITIONS AND USAGE

     Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

                                   ARTICLE II

                                 TRUST PROPERTY


     SECTION 2.1. Conveyance of Trust Property. In consideration of the Issuer's delivery to, or upon the order of, the Seller of Notes and Certificates, in aggregate principal amounts equal to the initial principal amount of the Notes and the Initial Certificate Balance, respectively, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in and to the Trust Property. The sale, transfer, assignment and conveyance made hereunder shall not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller to the Obligors, the Dealers or any other Person in connection with the Receivables and the other Trust Property or any agreement, document or instrument related thereto.

     It is the intention of the Seller and the Issuer that the transfer of the Trust Property contemplated herein constitute a sale of the Trust Property, conveying good title to the Trust Property from the Seller to the Issuer. However, in the event that such transfer is deemed to be a pledge to secure the payment of the Notes and the Certificates, the Seller hereby grants to the Issuer a first priority security interest in all of the Seller's right, title and interest in, to and under the Trust Property, and all proceeds thereof, to secure the payment of the Notes and the Certificates, and in such event, this Agreement shall constitute a security agreement under applicable law.

     SECTION 2.2. Representations and Warranties of the Seller as to the Receivables. The Seller makes the following representations and warranties as to the Receivables on which the Issuer shall be deemed to have relied in accepting the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer, assignment and conveyance of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

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     (i)   Characteristics of Receivables. Each Receivable (a) shall have been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by the Seller from Ford Credit, which in turn shall have purchased such Receivable from such Dealer under an existing dealer agreement with Ford Credit, and shall have been validly assigned by such Dealer to Ford Credit, which in turn shall have been validly assigned by Ford Credit to the Seller in accordance with its terms, (b) shall have created or shall create a valid, subsisting, and enforceable first priority security interest in favor of Ford Credit in the Financed Vehicle, which security interest has been assigned by Ford Credit to the Seller, which in turn shall be assignable by the Seller to the Indenture Trustee, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (d) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, (e) shall provide for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance, and (f) is a Precomputed Receivable or a Simple Interest Receivable.

     (ii) Schedule of Receivables. The information set forth in the Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures believed to be adverse to the Noteholders or the Certificateholders shall have been utilized in selecting the Receivables from those receivables which meet the criteria contained herein. The computer tape or other listing regarding the Receivables made available to the Issuer and its assigns (which computer tape or other listing is required to be delivered as specified herein) is true and correct in all respects.


                                        3

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     (iii) Compliance with Law.  Each Receivable and the sale of the Financed
Vehicle shall have complied at the time it was originated or made and at the execution of this Agreement shall comply in all material respects with all requirements of applicable federal, State, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

     (iv) Binding Obligation. Each Receivable shall represent the genuine, legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally.

     (v) No Government Obligor. None of the Receivables shall be due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State.

     (vi) Security Interest in Financed Vehicle. Immediately prior to the sale, transfer, assignment, and conveyance thereof, each Receivable shall be secured by a validly perfected first security interest in the Financed Vehicle in favor of Ford Credit as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first security interest in the Financed Vehicle in favor of Ford Credit as secured party.

     (vii) Receivables in Force. No Receivable shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Receivable in whole or in part.

     (viii) No Waiver.  No provision of a Receivable shall have been waived.

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     (ix)   No Defenses.  No right of rescission, setoff, counterclaim, or defense shall have been asserted or threatened with respect to any Receivable.

     (x) No Liens. To the best of the Seller's knowledge, no liens or claims shall have been filed for work, labor, or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

     (xi) No Default. Except for payment defaults continuing for a period of not more than [thirty (30)] days as of the Cutoff Date, no default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have arisen; and the Seller shall not waive any of the foregoing.

     (xii) Insurance. Ford Credit, in accordance with its customary procedures, shall have determined that the Obligor has obtained or agreed to obtain physical damage insurance covering the Financed Vehicle.

     (xiii) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests, and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests, and rights of others; and the transfer has been perfected under the UCC.

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     (xiv)   Valid Assignment. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, assignment and conveyance of such Receivable under this Agreement or pursuant to transfers of the Notes or the Certificates shall be unlawful, void, or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

     (xv) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Issuer a first perfected ownership interest in the Receivables, and to give the Indenture Trustee a first perfected security interest therein, shall have been made.

     (xvi) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the UCC.

     (xvii) One Original. There shall be only one original executed copy of each Receivable.

     (xviii) New and Used Vehicles. Approximately ___% of the aggregate Principal Balance of the Receivables, constituting ___% of the number of Receivables, as of the Cutoff Date, represent vehicles financed at new vehicle rates, and the remainder of the Receivables represent vehicles financed at used vehicle rates.

     [(xix) Amortization Type. Approximately ____% of the aggregate Principal Balance of the Receivables as of the Cutoff Date constitute Precomputed Receivables, and the remainder of the Receivables constitute Simple Interest Receivables.]

     (xx) Origination. Each Receivable shall have an origination date on or after ______ __, ____.

     (xxi) Maturity of Receivables. Each Receivable shall have an original maturity of not greater than sixty (60) months.

     (xxii) Minimum Annual Percentage Rate. Each Receivable shall have an Annual Percentage Rate equal to or greater than ___%.

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     (xxiii)   Scheduled Payments. Each Receivable shall have a first Scheduled
Payment due[, in the case of Precomputed Receivables, or a scheduled due date, in the case of Simple Interest Receivables,] on or prior to ______ __, ____ and no Receivable shall have a payment that is more than [thirty (30)] days overdue as of the Cutoff Date.

     (xxiv) Location of Receivable Files. The Receivable Files shall be kept at one or more of the locations listed in Schedule B hereto.

     (xxv) No Extensions. The number of Scheduled Payments shall not have been extended on any Receivable on or before the Cutoff Date.

     (xxvi) Rating Agencies. The rating agencies rating the Notes and the Certificates are Moody's and Standard & Poor's.

     (xxvii)   Agreement.  The representations and warranties of the Seller in
Section 6.1 are true and correct.

     [(xxviii) No Receivables Originated in Alabama or Pennsylvania. No Receivable shall have been originated in Alabama or Pennsylvania.]

     SECTION 2.3. Repurchase upon Breach. The Seller, the Servicer, the Issuer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement, the Indenture Trustee and Ford Credit promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made by the Seller pursuant to Section 2.2. Unless the breach shall have been cured by the last day of the second Collection Period following the discovery, the Indenture Trustee shall enforce the obligation of the Seller under this Section 2.3, and, if necessary, the Seller shall enforce the obligation of Ford Credit under the Purchase Agreement, to repurchase any Receivable materially and adversely affected by the breach as of such last day (or, at the Seller's option, the last day of the first Collection Period following the discovery). In consideration of the purchase of the Receivable, the Seller shall remit the Purchase Amount, in the manner specified in Section 4.5. The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of the Seller's representations and warranties pursuant to Section 2.2 shall be to require the Seller to repurchase Receivables pursuant to this
Section 2.3 or to enforce the obligation of Ford Credit to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 2.3 or the eligibility of any Receivable for purposes of this Agreement.

     SECTION 2.4. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and the Indenture Trustee as custodian of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer pursuant to the Indenture, with respect to each Receivable:

     (i)   The original of the Receivable.

     (ii) The original credit application fully executed by the Obligor or a photocopy thereof or a record thereof on a computer file or disc or on microfiche.

     (iii) The original certificate of title or such documents that the Servicer or Ford Credit shall keep on file, in accordance with its customary procedures, evidencing the security interest of Ford Credit in the Financed Vehicle.

     (iv) Any and all other documents (including any computer file or disc or microfiche) that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Vehicle.

     The Servicer shall provide an Officer's Certificate to the Issuer and the Indenture Trustee confirming that the Servicer has received on behalf of the Issuer

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and the Indenture Trustee all the documents and instruments necessary for the
Servicer to act as the agent of the Issuer and the Indenture Trustee for the purposes set forth in this Section 2.4, including the documents referred to herein, and the Issuer, the Owner Trustee and the Indenture Trustee are hereby authorized to rely on such Officer's Certificate.

     SECTION 2.5.  Duties of Servicer as Custodian.

     (a) Safekeeping. The Servicer shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable File as shall enable the Servicer and the Issuer to comply with the terms and conditions of this Agreement, and the Indenture Trustee to comply with the terms and conditions of the Indenture. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. In accordance with its customary practices with respect to its retail installment sale contracts, the Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Owner Trustee and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee or the Indenture Trustee of the Receivable Files.

     (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to this Agreement, or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice not later than ninety (90) days after any change in location. The Servicer shall make available to the Issuer and the

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Indenture Trustee or their duly authorized representatives, attorneys, or auditors a list of locations of the Receivable Files, the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer at such times as the Issuer or the Indenture Trustee shall instruct.

     (c) Release of Documents. Upon written instructions from the Indenture Trustee, the Servicer shall release any document in the Receivable Files to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon thereafter as is practicable. Any document so released shall be handled by the Indenture Trustee with due care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, shall have no further need therefor.

     SECTION 2.6. Instructions; Authority to Act. All instructions from the Indenture Trustee shall be in writing and signed by an Authorized Officer of the Indenture Trustee, and the Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of such written instructions.

     SECTION 2.7. Custodian's Indemnification. The Servicer as custodian shall indemnify the Issuer, the Owner Trustee and the Indenture Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred, or asserted against the Issuer, the Owner Trustee or the Indenture Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Indenture Trustee or the Owner Trustee and shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Indenture Trustee or the Owner Trustee.


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     SECTION 2.8.  Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 2.8. If Ford Credit shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 8.1, the appointment of the Servicer as custodian hereunder may be terminated by the Indenture Trustee, or by the Noteholders of Notes evidencing not less than 25% of the principal amount of the Notes Outstanding or, with the consent of Noteholders of Notes evidencing not less than 25% of the principal amount of the Notes Outstanding, by the Owner Trustee or by Certificateholders of Certificates evidencing not less than 25% of the Certificate Balance, in the same manner as the Indenture Trustee or such Securityholders may terminate the rights and obligations of the Servicer under
Section 8.1. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files and the related accounts and records maintained by the Servicer to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate.



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




                                   ARTICLE III

                         ADMINISTRATION AND SERVICING OF
                         RECEIVABLES AND TRUST PROPERTY

     SECTION 3.1. Duties of Servicer. The Servicer shall manage, service, administer, and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions, and making Advances pursuant to Section 4.4. The Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Owner Trustee (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the names of the Indenture Trustee, the Noteholders, the Certificateholders, or any of them. The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, shall obtain on behalf of the Issuer or the Owner Trustee all licenses, if any, required by the laws of any jurisdiction to be held by the Issuer or the Owner Trustee in connection with ownership of the Receivables, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof.

     SECTION 3.2. Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable receivables that it services for itself or others. Subject to Sections 3.6(iii) and (iv), he Servicer may grant extensions, rebates, or adjustments on a Receivable; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly purchase the Receivable in the manner provided in
Section 3.7. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.

     SECTION 3.3. Realization Upon Receivables. On behalf of the Issuer, the Servicer shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable receivables, which may include reasonable efforts to realize upon any Dealer Recourse and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

     SECTION 3.4. [Reserved].

     SECTION 3.5. Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Issuer hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

     SECTION 3.6. Covenants of Servicer. The Servicer shall not (i) release the Financed Vehicle securing each such Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or repossession, (ii) impair the rights of the Noteholders or the Certificateholders in the Receivables, (iii) change the Annual Percentage Rate with respect to any Receivable, or (iv) modify the Amount Financed or the total number of Scheduled Payments (in the case of a Precomputed Receivable) or the total number of originally scheduled due dates (in the case of a Simple Interest Receivable).

     SECTION 3.7. Purchase of Receivables Upon Breach. The Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach pursuant to
Section 3.2, 3.5 or 3.6. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as determined by the Indenture Trustee (which shall include any Receivable as to which a breach of Section 3.6 has occurred). In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount in the manner specified in Section 4.5. For purposes of this Section 3.7, the Purchase Amount shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding Advances on the Receivable. The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach pursuant to Section 3.2, 3.5 or 3.6 shall be to require the Servicer to purchase Receivables pursuant to this
Section 3.7.

     SECTION 3.8. Servicer Fee. The Servicer shall be entitled to any interest earned on the amounts deposited in the Collection Account and the Payahead Account during each Collection Period plus all late fees, prepayment charges (including, in the case of a Receivable that provides for payments according to the "Rule of 78's" and that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the principal balance of such Receivable computed according to the "Rule of 78's"), and other administrative fees and expenses or similar charges allowed by applicable law with respect to Receivables during each Collection Period (the "Supplemental Servicing Fee"). The Servicer also shall be entitled to the Servicing Fee, as provided herein.

calendar month, the Servicer shall deliver to the Owner Trustee, each Note Paying Agent and Certificate Paying Agent, the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a Servicer's Certificate containing all information necessary to make the transfers and distributions pursuant to Sections 4.3, 4.4, 4.5, 4.6 and 4.7 for the Collection Period preceding the date of such Servicer's Certificate, together with the written statements to be furnished by the Owner Trustee to Certificateholders pursuant to Section 4.9 and by the Indenture Trustee to the Noteholders pursuant to Section 4.9 hereof and
Section 6.6 of the Indenture. Receivables purchased or to be purchased by the Servicer or the Seller shall be identified by the Servicer by the Seller's account number with respect to such Receivable (as specified in the Schedule of Receivables).

     (b) On or about the fifth (but in no event later than the tenth) calendar day of each calendar month, the Servicer shall deliver to the respective underwriters of the Notes and the Certificates the Note Pool Factor for each class of Notes and the Certificate Pool Factor as of the close of business on the Distribution Date occurring in that month.

     SECTION 3.10. Annual Statement as to Compliance; Notice of Event of Servicing Termination. (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency on or before April 30 of each year beginning April 30, ____, an Officer's Certificate, dated as of December 31 of the preceding calendar year, stating that (i) a review of the activities of the Servicer during the preceding 12-month (or shorter) period and of its performance under the Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such Officer's Certificate and the report referred to in
Section 3.11 may be obtained by any Certificateholder or Person certifying that it is a Certificate Owner by a request in writing to the Owner Trustee, or by any Noteholder or Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee shall promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

     (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under Section 9.1. The Seller shall deliver to the Owner

Trustee, the Indenture Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under clause (ii) of Section 9.1

     SECTION 3.11. Annual Independent Certified Public Accountant's Report. The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or to the Seller or to Ford Credit, to deliver to the Owner Trustee and the Indenture Trustee on or before April 30 of each year beginning April 30, ____ with respect to the prior calendar year a report addressed to the Board of Directors of the Servicer and to the Owner Trustee and the Indenture Trustee, to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit (1) was made in accordance with generally accepted auditing standards, (2) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement, and (3) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report.

     The report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 3.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders, the Indenture Trustee and the Noteholders access to the Receivable Files in such cases where the Certificateholders, the Indenture Trustee or the Noteholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer.

Nothing in this Section 3.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 3.12.

     SECTION 3.13. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of the Owner Trustee and the Indenture Trustee, independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Noteholders and Certificateholders.

                                   ARTICLE IV

                        DISTRIBUTIONS; RESERVE ACCOUNT;
                STATEMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

     SECTION 4.1. Accounts. (a) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee, at a Qualified Institution or Qualified Trust Institution (which shall
initially be       ), which shall be designated as the "Collection Account". The
Collection Account shall be held in trust for the benefit of the Noteholders and the Certificateholders. The Collection Account shall be under the sole dominion and control of the Indenture Trustee; provided, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Collection Account in accordance with the terms of the Basic Documents. All monies deposited from time to time in the Collection Account shall be held by the Indenture Trustee as part of the Trust Property and all deposits to and withdrawals therefrom shall be made only upon the terms and conditions of the Basic Documents.

     If the Servicer is required to remit collections pursuant to the first sentence of Section 4.2, all amounts held in the Collection Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Collection Account in Permitted Investments that mature not later than the Business Day immediately prior to the Distribution Date for the Collection Period to which such amounts relate and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Collection Account shall be withdrawn from the Collection Account at the written direction of the Servicer
and shall be paid to the          . In the event that the Collection
Account is no longer to be maintained at             , the Servicer shall, with
the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Collection Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

(b) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee at a Qualified
Institution or Qualified Trust Institution (which shall initially be          ),
which shall be designated as the "Principal Distribution Account". The
Principal Distribution Account shall be held in trust for the benefit of the Noteholders. The Note Account shall be under the sole dominion and control of the Indenture Trustee. All monies deposited from time to time in the Principal Distribution Account pursuant to this Agreement and the Indenture shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in the Basic Documents. In the event that the Principal Distribution
Account is no longer to be maintained at               , the Servicer shall,
with the Indenture Trustee's assistance as necessary, cause the Principal Distribution Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

     (c) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Owner Trustee at a Qualified
Institution or Qualified Trust Institution (which shall initially be    ), which
shall be designated as the "Certificate Distribution Account". Except as provided in the Trust Agreement, the Certificate Distribution Account shall be held in trust for the benefit of the Certificateholders. The Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee. All monies deposited from time to time in the Certificate Distribution Account pursuant to this Agreement and the Indenture shall be held by the Owner Trustee as part of the Trust Property and shall be applied as provided in the Basic Documents. In the event that the Certificate Distribution Account is no
longer to be maintained at        , the Servicer shall, with the Owner Trustee's
assistance as necessary, cause the Certificate Distribution Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

     (d) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of the Indenture Trustee at a Qualified
Institution or Qualified Trust Institution (which shall initially be    ), which
shall be designated as the "Payahead Account" (the Payahead Account, together with the Collection Account and the Note Payment Account, the "Trust Accounts"). The Payahead Account shall be held in trust for the benefit of the Securityholders. The Payahead Account shall be under the sole dominion and control of the Indenture Trustee provided, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Payahead Account in accordance with the Basic Documents. All monies deposited from time to time in the Payahead Account shall be held by the Indenture Trustee as part of the Trust Property and all deposits to and withdrawals therefrom shall be made only upon the terms and conditions of the Basic Documents.

     If the Servicer is required to remit collections pursuant to the first sentence of Section 4.2, all amounts held in the Payahead Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Payahead Account in Permitted Investments that mature not later than the Business Day immediately prior to the Distribution Date for the Collection Period to which such amounts relate and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Payahead Account shall be withdrawn from the Payahead Account at the direction of the Servicer and shall
be paid to           . In the event that the Payahead Account is no longer to be
maintained at        , the Servicer shall, with the Indenture Trustee's or Owner
Trustee's assistance as necessary, cause the Payahead Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

     (e) Notwithstanding the provisions of clause (d) above and of Section 4.6(a)(ii), for so long as (i) Ford Credit is the Servicer, (ii) the rating of Ford Credit's short-term unsecured debt is at least P-1 by

Moody's and is at least A-1 by Standard & Poor's and (iii) no Event of Servicing Termination shall have occurred (each, a "Monthly Remittance Condition"), Payaheads need not be remitted to and deposited in the Payahead Account but instead may be remitted to and held by the Servicer. So long as each Monthly Remittance Condition is satisfied, the Servicer shall not be required to segregate or otherwise hold separate any Payaheads remitted to the Servicer as aforesaid but shall be required to remit Payaheads to the Collection Account in accordance with Section 4.6(a)(i). At any time as any Monthly Remittance Condition is not satisfied, the Servicer shall deposit in the Payahead Account the amount of any Payaheads then held or received by it (which amount shall be at least equal to the Payahead Balance as of the close of business on the last day of the immediately preceding Collection Period). Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied the Servicer may utilize, with respect to Payaheads, an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Owner Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the ratings then assigned to the Notes and the Certificates. The Owner Trustee and the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clause (iii) of the first sentence of this Section 4.1(e) that would require remittance of the Payaheads to the Payahead Account unless the Owner Trustee or the Indenture Trustee has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or from the Noteholders of Notes evidencing not less than 25% of the principal amount of the Notes Outstanding or from the Certificateholders of Certificates evidencing not less than 25% of the Certificate Balance or unless a Trustee Officer in the Corporate Trust Office with knowledge hereof and familiarity herewith has actual knowledge of such event or circumstance.

     SECTION 4.2. Collections. The Servicer shall remit daily to the Collection Account (i) all payments by or on behalf of the Obligors (including Payaheads on the Receivables and Rule of 78's Payments, but excluding

Purchased Receivables) and (ii) all Liquidation Proceeds, both as collected during the Collection Period. Ford Credit, so long as it is acting as the Servicer, may make remittances of collections on a less frequent basis than that specified in the immediately preceding sentence. It is understood that such less frequent remittances may be made only on the specific terms and conditions set forth below in this Section 4.2 and only for so long as such terms and conditions are fulfilled. Accordingly, notwithstanding the provisions of the first sentence of this Section 4.2, the Servicer shall remit collections received during a Collection Period to the Collection Account in immediately available funds on the related Distribution Date but only for so long as each Monthly Remittance Condition is satisfied. Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied the Servicer may utilize an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Owner Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the ratings then assigned to the Notes and the Certificates. The Owner Trustee or the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clause (iii) of the definition of Monthly Remittance Condition that would require daily remittance by the Servicer to the Collection Account unless the Owner Trustee or the Indenture Trustee has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or from the Noteholders of Notes evidencing not less than 25% of the principal amount of the Notes Outstanding or from the Certificateholders of Certificates evidencing not less than 25% of the Certificate Balance or a Trustee Officer in the Corporate Trust Office with knowledge hereof or familiarity herewith has actual knowledge of such event or circumstance. For purposes of this Article IV the phrase "payments by or on behalf of Obligors" shall mean payments made by Persons other than the Servicer or by other means.

     SECTION 4.3. Application of Collections. For the purposes of this Agreement, as of the close of business on the last day of each Collection Period, all collections for the Collection Period with respect to each Receivable (other than a Purchased Receivable) shall be applied by the Servicer as follows:

       Payments by or on behalf of the Obligor which are not late fees, prepayment charges, or other administrative fees and expenses, or similar charges which constitute the Supplemental Servicing Fee shall be applied first to reduce Outstanding Advances made with respect to such Receivable, as described in Section 4.4(a) below. Next, any excess shall be applied (i) in the case of Simple Interest Receivables, to interest and principal on the Receivable in accordance with the Simple Interest Method and (ii) in the case of Precomputed Receivables, to the Scheduled Payment with respect to such Receivable and any remaining excess (except for partial prepayments which cause a reduction in the Obligor's periodic payment to below the Scheduled Payment as of the Cutoff Date) shall be added to the Payahead Balance, and shall be applied to prepay the Precomputed Receivable but only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Precomputed Receivable in full, otherwise such excess shall constitute a Payahead, and shall increase the Payahead Balance.

     SECTION 4.4. Advances. (a) As of the close of business on the last day of each Collection Period, if the payments by or on behalf of the Obligor on a Precomputed Receivable (other than a Purchased Receivable) after application under Section 4.3 shall be less than the Scheduled Payment, whether as a result of any extension granted to the Obligor or otherwise, the Payahead Balance, if any, with respect to such Receivables shall be applied by the Indenture Trustee to the extent of the shortfall, and such Payahead Balance shall be reduced accordingly. Next, subject to the following sentence, the Servicer shall make an Advance of any remaining shortfall. The Servicer will be obligated to make an Advance in respect of a Receivable only to the extent that the Servicer, in its sole discretion, shall determine that the Advance shall be recoverable from subsequent collections or recoveries on any Receivable.

With respect to each Receivable, the Advance shall increase Outstanding Advances. Outstanding Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds and payments of the Purchase Amount.

     If the Servicer shall determine that an Outstanding Advance with respect to any Receivable shall not be recoverable, the Servicer shall be reimbursed from any collections made on other Receivables in the Trust, and Outstanding Advances with respect to such Receivable shall be reduced accordingly.

     (b) In the event that an Obligor shall prepay a Receivable in full, if the related contract did not require such Obligor to pay a full month's interest, for the month of prepayment, at the Annual Percentage Rate, the Servicer shall make an unreimbursable advance of the amount of such interest.

     SECTION 4.5. Additional Deposits. (a) The Servicer shall deposit in the Collection Account the aggregate Advances pursuant to Section 4.4(a) and the aggregate advances pursuant to Section 4.4(b). To the extent that the Servicer fails to make an advance pursuant to Section 4.4(b) on the date required, the Indenture Trustee shall withdraw such amount from the Reserve Account and deposit such amount in the Collection Account. The Servicer and the Seller shall deposit in the Collection Account the aggregate Purchase Amounts with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Sections 9.1 and 3.7(b). The Indenture Trustee shall deposit in the Collection Account the aggregate of amounts received pursuant to the Yield Supplement Agreement, if any, and amounts received from the Letter of Credit Bank or the Yield Supplement Account, if any, pursuant to Article V. All such deposits with respect to a Collection Period shall be made, in immediately available funds, on the Distribution Date related to such Collection Period.

     (b) The Indenture Trustee shall on the Distribution Date relating to each Collection Period make a withdrawal from the Reserve Account in an amount equal to the amount (if positive) calculated by the Servicer pursuant to the second sentence of Section 4.6(b) and shall deposit such funds into the Collection Account.

     SECTION 4.6. Distributions. (a) On each Distribution Date, the Indenture Trustee shall cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Distribution Date:

           (i) From the Payahead Account, or from the Servicer in the event the provisions of Section 4.1(e) above are applicable, to the Collection Account, in immediately available funds, (x) the portion of Payaheads constituting Scheduled Payments or prepayments in full, required by Sections 4.3 and 4.4(a), and (y) the Payahead Balance, if any, relating to any Purchased Receivable.

           (ii) From the Collection Account to the Payahead Account, or to the Servicer in the event the provisions of Section 4.1(e) above are applicable, in immediately available funds, the aggregate Payaheads required by Section 4.3 for the Collection Period related to such Distribution Date.

           (iii) From the Collection Account to the Servicer, in immediately available funds, repayment of Outstanding Advances pursuant to Section 4.4(a).

      (b) Prior to each Distribution Date, the Servicer shall on each Determination Date calculate the Available Funds, the Available Interest, the Available Principal, the Scheduled Principal, the Servicing Fee, the Accrued
Note Interest, the Noteholders' Regular Principal, the Noteholders' Accelerated Principal, the Principal Distribution Amount, the Accrued Certificate Interest, the Certificateholders' Regular Principal and the Yield Supplement Amount, if any. In addition, the Servicer shall calculate on each Determination Date the difference between the Total Required Payment (together with, after the Notes have been paid in full, the Certificateholders' Regular Principal) and Available Funds.

      (c) On each Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9), to make the following withdrawals from the Collection Account and make deposits, distributions and payments, to the extent of funds on deposit in the Collection Account, in the following order of priority:

                  (i) first, to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

                  (ii)  second, to the Noteholders, the Accrued Note Interest;

                  (iii) third, to the Principal Distribution Account, the Noteholders' Regular Principal;

                  (iv) fourth, to the Certificate Distribution Account, the Accrued Certificate Interest;

                  (v) fifth, on or after the Distribution Date on which the outstanding principal amount of all the Notes is reduced to zero, to the Certificate Distribution Account, the Certificateholders' Regular Principal;

                  (vi) sixth, to the Reserve Account, the amount, if any, necessary to reinstate the balance in the Reserve Account up to the Specified Reserve Balance; and

                  (vii) seventh, to the Seller, any remaining portion of funds on deposit in the Collection Account.

     Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to the Seller, the Available Funds remaining after the application of clauses (i) and
(ii) above will be deposited in the Principal Distribution to the extent necessary to reduce the principal amount of all the Notes to zero, and the Certificateholders will not receive any distributions until the principal amount and accrued interest on all the Notes have been paid in full.

                 SECTION 4.7. Reserve Account. (a) (i) The Seller shall, prior to the Closing Date, establish and maintain an account in the name "__________________ as Indenture Trustee, as secured party from Ford Credit Auto Owner Trust _______" at a Qualified Institution or Qualified Trust Institution, which shall be designated as the "Reserve Account" (the Reserve Account, together with the Collection Account (including the Principal Distribution Account), the "Trust Accounts"). The Reserve Account shall be under the sole dominion and control of the Indenture Trustee; provided, that the Servicer may make deposits to the Reserve Account in accordance with the Basic Documents and so long as no Default or Event of Default shall have occurred and be continuing all or a portion of the funds in the Reserve Account shall be invested by the applicable Qualified Institution or Qualified Trust Institution maintaining such account at the direction of the Seller in Permitted Investments without requiring any action from the Indenture Trustee. The Seller shall not direct the Qualified Institution or Qualified Trust Institution maintaining the Reserve Account to make any investment of any funds or to sell any investment held in the Reserve Account unless the security interest Granted and perfected in such account in favor of the Indenture Trustee will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction by the Seller to make any such investment or sale, if requested by the applicable Qualified Institution or Qualified Trust Institution, the Seller shall deliver to such Qualified Institution or Qualified Trust Institution an Opinion of Counsel, acceptable to such Qualified Institution or Qualified Trust Institution, to such effect. If (i) the Seller shall have failed to give investment directions for any funds on deposit in the Reserve Account to the Qualified Institution or Qualified Trust Institution maintaining such account by 11:00 a.m. New York Time (or such other time as may be agreed by the Issuer and such Qualified Institution or Qualified Trust Institution) on the Business Day preceding each Distribution Date, (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 of the Indenture or (iii) the Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Indenture Trust Estate are being applied in accordance with Section 5.4 of the Indenture as if there had not been such a declaration, then the Qualified Institution or Qualified Trust Institution shall, to the fullest extent practicable, invest and reinvest funds in the Reserve Account in one or more Permitted Investments described in clause (b) of the definition thereof. The Reserve Account will be established and maintained pursuant to an account agreement which specifies New York law as the governing law. In addition, the Reserve Account shall be established and maintained at a Qualified Institution or Qualified Trust Institution which agrees in writing that for so long as the Notes are outstanding it will comply with entitlement orders (as defined in Article 8 of the UCC) originated by the Indenture Trustee without further consent of the Issuer. On the Closing Date, the Seller shall deposit the Reserve Initial Deposit into the Reserve Account from the net proceeds of the sale of the Notes and the Certificates. The Reserve Account and all amounts, securities, investments, financial assets and other property deposited in or credited to the Reserve Account (such amounts, the "Reserve Account Property") shall be held by the Indenture Trustee as secured party for the benefit of the Noteholders and, after payment in full of the Notes, as agent of the Owner Trustee and as part of the Trust Property, and all deposits to and withdrawals from therefrom shall be made only upon the terms and conditions of the Basic Documents.


                  The Reserve Account Property shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Seller, by the bank or trust company then maintaining the Reserve Account in Permitted Investments that mature not later than the Business Day preceding the next Distribution Date, and such Permitted Investments shall be held to maturity; provided, however, that upon satisfaction of the Rating Agency Condition, funds in the Reserve Account may be invested in Permitted Investments that will not mature prior to the next Distribution Date and will not be required to be sold or liquidated to meet any shortfalls that may occur. All interest and other income (net of losses and investment expenses) on funds on deposit in the Reserve Account shall be deposited therein. In the event the Reserve Account is no longer to be maintained at the corporate trust department of ____________, the Seller shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Reserve Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

                  (ii).  With respect to Reserve Account Property:

                                    (A) any Reserve Account Property that is a
                           "financial asset" as defined in Section 8-102(a)(9) of the UCC shall be physically delivered to, or credited to an account in the name of, the Qualified Institution or Qualified Trust Institution maintaining the Reserve Account in accordance with such institution's customary procedures such that such institution establishes a "securities entitlement" in favor of the Indenture
                           Trustee with respect thereto; and

                                    (B) any Reserve Account Property that is
                           held in deposit accounts shall be held solely in the name of the Indenture Trustee at one or more depository institutions having the Required Rating and each such deposit account shall be subject to the exclusive custody and control of the Indenture Trustee and the Indenture Trustee shall have sole signature authority with respect thereto.

                  (iii). Except for any deposit accounts specified in clause
         (ii)(B) above, the Reserve Account shall only be invested in securities or in other assets which the Qualified Institution or Qualified Trust Institution maintaining the Reserve Account agrees to treat as "financial assets" as defined in Section 8-102(a)(9) of the UCC.

                  (b) If the Servicer pursuant to Section 4.4 determines on or before any Determination Date that it is required to make an Advance and does not do so from its own funds, the Servicer shall promptly instruct the Indenture Trustee in writing to withdraw funds, in an amount specified by the Servicer, from the Reserve Account and deposit them in the Collection Account to cover any shortfall. Such payment shall be deemed to have been made by the Servicer pursuant to Section 4.4 for purposes of making distributions pursuant to this Agreement, but shall not otherwise satisfy the Servicer's obligation to deliver the amount of the Advances to the Indenture Trustee, and the Servicer shall within two Business Days replace any funds in the Reserve Account so used.

                  (c) Following the payment in full of the aggregate principal amount of the Notes and the Aggregate Certificate Balance and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders and Certificateholders and the termination of the Trust, any remaining Reserve Account Property shall be distributed to the Seller.

                  (d) The Seller shall be permitted to sell, transfer, convey or assign in any manner its rights in the Reserve Account under this Section 4.7(c), together with its rights to receive amounts under Section 4.6(c)(xi) of this Agreement and Sections 5.4(b)(xiii) and 8.2(c)(xi) of the Indenture, provided that each of the following:

                           (i) the Rating Agency Condition is satisfied with respect such action;

                           (ii) such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be characterized for federal or any then Applicable Tax State income tax purposes as an association taxable as a corporation; and

                           (iii) the transferee or assignee agrees in writing to take positions for federal and any Applicable Tax State income tax purposes consistent with the tax positions taken previously by the Seller.

     SECTION 4.8. Net Deposits. For so long as (i) Ford Credit shall be the Servicer, (ii) the Servicer shall be entitled pursuant to Section 4.2 to remit collections on a monthly rather than daily basis, and (iii) the Servicer shall be entitled pursuant to Section 4.1(e) to retain Payaheads rather than deposit them in the Payahead Account, Ford Credit may make the remittances pursuant to Sections 4.2 and 4.5 above, net of amounts to be distributed to Ford Credit pursuant to Section 4.6(c). Nonetheless, the Servicer shall account for all of the above described remittances and distributions except for the Supplemental Servicing Fee in the Servicer's Certificate as if the amounts were deposited and/or transferred separately. The Seller may make the remittances pursuant to Sections 4.2 and 4.5 above, net of amounts to be distributed to the Seller pursuant to Sections 4.6(c) and 4.7(c). Nonetheless, the Seller shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

     SECTION 4.9. Statements to Noteholders and Certificateholders. On each Distribution Date, the Servicer shall provide to the Indenture Trustee (with copies to the Rating Agencies and each Note Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date and to the Owner Trustee (with copies to the Rating Agencies and to each Certificate Paying Agent) for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date a statement based on information in the Servicer's Certificate furnished pursuant to Section 3.9, setting forth for the Collection Period relating to such Distribution Date the following information as to the Notes and the Certificates to the extent applicable:

           (i) the amount of such distribution allocable to principal allocable to the Notes and to the Certificates;

           (ii) the amount of such distribution allocable to interest allocable to the Notes and the Certificates;

           (iii) the amount of such distribution allocable to the Yield Supplement Amount;

           (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

           (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Distribution Date;

           (vi) the amounts of the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall, if any, on such Distribution Date and the change in such amounts from the preceding Distribution Date;

           (vii) the aggregate outstanding principal amount of each Class of Notes, the Note Pool Factor for each Class of Notes, the Certificate Balance and the Certificate Pool Factor as of such Distribution Date;

           (viii) the balance of the Reserve Account on such Distribution Date, after giving effect to distributions made on such Distribution Date and the change in such balance from the preceding Distribution Date;

           (ix) the amount of the aggregate Realized Losses, if any, with respect to the related Collection Period;

           (x) the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer, if any, with respect to the related Collection Period; and

           (xi)  the amount of Advances, if any, on such Distribution Date.

     Each amount set forth on the Distribution Date statement pursuant to clauses (i), (ii), (v) or (vi) above shall be expressed as a dollar amount per $1,000 of original principal amount or original Certificate Balance of a Note or a Certificate, as applicable.

                                   ARTICLE V

                       YIELD SUPPLEMENT LETTER OF CREDIT

     SECTION 5.1. Yield Supplement Letter of Credit and the Yield Supplement Account.

     (a) The Servicer shall, prior to the Closing Date, establish and maintain an account in the name of the Indenture Trustee at a Qualified Institution or
Qualified Trust Institution (which shall initially be                        ),
which shall be designated as the "Yield Supplement Account". Amounts on deposit in the Yield Supplement Account will be used for the payment of any Yield Supplement Amounts required to be paid on any Distribution Date pursuant to the Yield Supplement Agreement which Ford Credit has not paid as of such Distribution Date. The Yield Supplement Account shall be under the sole dominion and control of the Indenture Trustee; provided that the Servicer may make deposits to and direct the Indenture Trustee to make withdrawals from the Yield Supplement Account in accordance with the Basic Documents. On the Closing Date, the Seller will deposit the Yield Supplement Initial Deposit into the Yield Supplement Account from the net proceeds of the sale of the Notes and the Certificates. To the extent, on any Distribution Date, the amount on deposit in the Yield Supplement Account (after giving effect to any withdrawals to be made on such Distribution Date, but exclusive of net investment income) is greater than the Specified Yield Supplement Balance, then, in such event, the Servicer shall instruct the Indenture Trustee in writing to pay such excess amount to the Seller. In the event that the Yield Supplement Account is no
longer to be maintained at                                                  ,
the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the Yield Supplement Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

     The Seller hereby sells, conveys and transfers to the Trust the Yield Supplement Account, all funds and investments on deposit therein or credited thereto and all proceeds thereof, subject, however, to the limitations set forth below.

     Pursuant to the Indenture, the Trust will pledge its rights under the Yield Supplement Agreement (including its rights to amounts on deposit in the Yield Supplement Account) to the Indenture Trustee to secure its obligations under the Notes and the Indenture. Such sale, conveyance and transfer of the Yield Supplement Account by the Seller to the Trust, and such pledge by the Trust of its rights to amounts in the Yield Supplement Account to the Indenture Trustee, shall be subject to the following limitations:

          (i) All or a portion of the Yield Supplement Account may be invested and reinvested in the manner specified in Section 4.1(a) in accordance with written instructions from the Servicer. All such investments shall be made in the name of the Indenture Trustee and all income and gain realized thereon shall be solely for the benefit
     of            and shall be payable by the Indenture Trustee to
     upon written direction of the Servicer in the manner specified in
     Section 4.1(a);

          (ii) If, with respect to any Collection Period, Ford Credit shall have failed to make or cause to be made in full the remittance of the Yield Supplement Amount on the date required by the Yield Supplement Agreement, the Indenture Trustee on the related Distribution Date, shall, upon the written direction of the Servicer, withdraw from the Yield Supplement Account and deposit into the Collection Account the amount of the shortfall between the amount of funds that are required to be remitted by Ford Credit with respect to the Yield Supplement Agreement as set forth in the Servicer's Certificate and the amount of funds actually so remitted and to the extent of any remaining shortfall, the Indenture Trustee shall withdraw an amount equal thereto from the Reserve Account and deposit such amount in the Collection Account; and

             (iii)  Upon termination of this Agreement in accordance with
        Section 9.1 or (a) in the event that the Seller obtains a Yield Supplement Letter of Credit or (b) the Seller otherwise satisfies the requirements with respect to the Yield Supplement Agreement established by the Rating Agencies, in either case as evidenced by satisfaction of the Rating Agency Condition and, in either case, delivers to the Indenture Trustee an Opinion of Counsel to the effect that the contemplated action will not adversely affect the status of the Trust as a partnership for federal income and Applicable Tax State income and franchise tax purposes and an Officer's Certificate of the Seller that all conditions precedent to the liquidation of the Yield Supplement Account have been satisfied, any amounts on deposit in the Yield Supplement Account shall, upon written request of the Seller, be paid to the Seller.

        (b) If a Yield Supplement Letter of Credit has been obtained by Ford Credit, and if, with respect to any Collection Period, Ford Credit shall have failed to make or cause to be made in full the remittance of the Yield Supplement Amount, upon written notice by the Servicer of such failure (which notice shall be given on the Distribution Date for such Collection Period), the Indenture Trustee shall draw on the Yield Supplement Letter of Credit in accordance with the terms thereof, in the amount of the shortfall between the amount of funds with respect to the Yield Supplement Amount that are required to be remitted by Ford Credit with respect to the Yield Supplement Agreement as set forth in the Servicer's Certificate and the amount of funds actually so remitted as set forth in the Servicer's Certificate. Any such draw on the Yield Supplement Letter of Credit shall be made after receipt of the related Servicer's Certificate on the Distribution Date for such Collection Period. Upon receipt of a request for a draw by the Indenture Trustee under the Yield Supplement Letter of Credit, the Letter of Credit Bank is to promptly make a payment to the Indenture Trustee in an amount equal to the Yield Supplement Amount (minus payments made on the Yield Supplement Agreement), and the Indenture Trustee shall deposit into the Collection Account pursuant to Section
4.5 the amount received from the Letter of Credit Bank in respect of such drawing. The Servicer shall include in each Servicer's Certificate, or in an Officer's Certificate provided to the Indenture Trustee with each Servicer's Certificate, the Stated Amount (as defined in the Yield Supplement Letter of Credit) of the Yield Supplement Letter of Credit as of the close of business on the last day of the Collection Period preceding the date of such Servicer's Certificate. In the event that the rating of the Letter of Credit Bank declines below the Required Rating, the Servicer shall promptly notify the Indenture Trustee in writing of such decline, and upon receipt of such notification, the Indenture Trustee shall, unless a suitable replacement letter of credit shall have been delivered, promptly draw the full amount available under the Yield Supplement Letter of Credit and deposit such amount in the Yield Supplement Account.

                                   ARTICLE VI

                                   THE SELLER

     SECTION 6.1. Representations and Warranties of Seller. The Seller makes the following representations and warranties on which the Issuer is deemed to have relied in acquiring the Trust Property. The representations and warranties speak as of the execution and delivery of this Agreement and shall survive the sale of the Trust Property to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

     (a) Organization and Good Standing. The Seller shall have been duly organized and shall be validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire and own the Receivables.

     (b) Due Qualification. The Seller shall be duly qualified to do business as a foreign limited liability company in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

     (c) Power and Authority. The Seller shall have the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their terms. The Seller shall have full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and has duly authorized such sale and assignment to the Issuer by all necessary action; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party shall have been duly authorized by the Seller by all necessary action.

     (d) Valid Sale; Binding Obligation. This Agreement shall evidence a valid sale, transfer, and assignment of the Receivables and the other Trust Property conveyed by the Seller to the Issuer hereunder, enforceable against creditors of and purchasers from the Seller; and this Agreement and the other Basic Documents to which the Seller is a party constitute legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Seller is a party and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the Certificate Formation or Limited Liability Company Agreement, any indenture, agreement, or other instrument to which the Seller is a party or by which the Seller is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or, to the best of the Seller's knowledge, any order, rule, or regulation applicable to the Seller of any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

     (f) No Proceedings. To the Seller's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, or (iv) relating to the Seller and which might adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes or the Certificates.

     SECTION 6.2. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement, and hereby agrees to the following:

     (a) The Seller shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes and the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to ownership of the Receivables or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Basic Documents) and costs and expenses in defending against the same.

     (b) The Seller shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith, or negligence (other than errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's violation of federal or State securities laws in connection with the registration or the sale of the Notes or the Certificates.

     (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the Trust Agreement, in the case of the Owner Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee; or (ii) in the case of the Owner Trustee shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section
7.3 of the Trust Agreement or (iii) in the case of the Indenture Trustee shall arise from the breach by the Indenture Trustee of any of its representations and warranties set forth in the Indenture.

     (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

     (e) Indemnification under this Section 6.2 shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 6.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall repay such amounts to the Seller, without interest.

     (f) The Seller's obligations under this Section 6.2 are obligations solely of the Seller and shall not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. If the Seller issues any securities, the Seller agrees that its obligations under this Section 6.2 shall be fully subordinated to such securities.

     SECTION 6.3. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller, or (iv) more than 50% of the voting stock of which is owned directly or indirectly by Ford Motor Company, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Seller shall have delivered to the Owner Trustee and the Indenture

Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 6.3 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (y) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables and the other Trust Property, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Seller shall provide notice of any merger, conversion, consolidation, or succession pursuant to this Section 6.3 to the Rating Agencies.
Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x) or (y) above shall be conditions to the consummation of the transactions referred to in clauses (i),
(ii) or (iii) above.

     SECTION 6.4. Limitation on Liability of Seller and Others. The Seller and any officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 6.5. Seller May Own Notes or Certificates. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Basic Documents. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to the Seller or any such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without preference, priority, or distinction as among all of the Notes and Certificates.

                                  ARTICLE VII

                                  THE SERVICER

     SECTION 7.1. Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Trust Property. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Trust Property to the Issuer and the pledge thereof by the Issuer pursuant to the Indenture:

     (a) Organization and Good Standing. The Servicer shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of its incorporation, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Owner Trustee and the Indenture Trustee.

     (b) Due Qualification. The Servicer shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

     (c) Power and Authority. The Servicer shall have the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their terms, and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party shall have been duly authorized by the Servicer by all necessary corporate action.

     (d) Binding Obligation. This Agreement and the other Basic Documents to which the Servicer is a party constitute legal, valid, and binding obligations of the Servicer, enforceable against the Servicer in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Servicer is a party and the fulfillment of the terms hereof and thereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement, or other instrument to which the Servicer is a party or by which it shall be bound, nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or, to the best of the Servicer's knowledge, any order, rule, or regulation applicable to the Servicer of any court or any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

     (f) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, or (iv) relating to the Servicer and which might adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes or the Certificates.

     SECTION 7.2. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, and hereby agrees to the following:

     (a) The Servicer shall defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

     (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein or in the other Basic Documents, if any, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes and the Certificates, or asserted with respect to ownership of the Receivables, or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Basic Documents) and costs and expenses in defending against the same.

     (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance, or bad faith (other than errors in judgment) of the Servicer in the performance of its duties under this Agreement or any other Basic Document to which it is a party, or by reason of reckless disregard of its obligations and duties under this Agreement or any other Basic Document to which it is a party.

     (d) The Servicer shall indemnify, defend, and hold harmless the Owner Trustee and the Indenture Trustee, as applicable, from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the other Basic Documents, if any, except to the extent that such cost, expense, loss, claim, damage, or liability: (i) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as applicable; (ii) relates to any tax other than the taxes with respect to which either the Seller or the Servicer shall be required to indemnify the Owner Trustee or the Indenture Trustee, as applicable; (iii) in the case of the Owner Trustee, shall arise from the Owner Trustee's breach of any of its representations or warranties set forth in
Section 7.3 of the Trust Agreement or, in the case of the Indenture Trustee, from the Indenture Trustee's breach of any of its representations or warranties set forth in the Indenture; or (iv) in the case of the Indenture Trustee, shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of a successor Servicer hereunder.

     In addition to the foregoing indemnities, if the Owner Trustee or the Indenture Trustee is entitled to indemnification by the Seller pursuant to
Section 6.2 and the Seller is unable for any reason to provide such indemnification to the Owner Trustee or the Indenture Trustee, then the Servicer shall be liable for any indemnification that the Owner Trustee or the Indenture Trustee is entitled to under Section 6.2.

     For purposes of this Section 7.2, in the event of the termination of the rights and obligations of Ford Credit (or any successor thereto pursuant to Section 8.3) as Servicer pursuant to Section 8.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.2.

     Indemnification under this Section 7.2 by Ford Credit (or any successor thereto pursuant to Section 8.3) as Servicer, with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement or the resignation or removal of the Owner Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 7.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

     SECTION 7.3. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer shall be a party, (iii) succeeding to the business of the Servicer, or (iv) so long as Ford Credit acts as Servicer, any corporation more than 50% of the voting stock of which is owned directly or indirectly by Ford Motor Company, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation, or succession and such agreement of assumption comply with this Section 7.3 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (y) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. The Servicer shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section 7.3 to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement or assumption and compliance with clauses
(x) and (y) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii), or (iii) above.

     SECTION 7.4. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer's Certificate or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

     (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer.

     SECTION 7.5. Delegation of Duties. So long as Ford Credit acts as Servicer, the Servicer may at any time without notice or consent delegate substantially all its duties under this Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Ford Motor Company. The Servicer may at any time perform specific duties as servicer under the Agreement through sub-contractors; provided that no such delegation or subcontracting shall relieve the Servicer of its responsibilities with respect to such duties as to which the Servicer shall remain primarily responsible with respect thereto.

     SECTION 7.6. Ford Credit Not to Resign as Servicer. Subject to the provisions of Section 7.3, Ford Credit shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Ford Credit shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have (i) taken the actions required by the last paragraph of
Section 8.1, (ii) assumed the responsibilities and obligations of Ford Credit in accordance with Section 8.2 and (iii) become the Administrator under the Administration Agreement pursuant to Section 9 thereof.

     SECTION 7.7. Servicer May Own Notes or Certificates. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Basic Documents. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes and Certificates.

                                  ARTICLE VIII

                             SERVICING TERMINATION

     SECTION 8.1. Events of Servicing Termination. (a) If any one of the following events ("Events of Servicing Termination") occur and be continuing:

           (i) Any failure by the Servicer or the Seller to deliver to the Owner Trustee or the Indenture any proceeds or payment required to be so delivered under the terms of the Notes and the Certificates and this Agreement that shall continue unremedied for a period of three (3) Business Days after written notice of such failure is received by the Servicer or the Seller, as the case may be, from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer or the Seller, as the case may be; or

           (ii) Failure on the part of the Servicer or the Seller duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in the Notes, the Certificates or in this Agreement, which failure shall
      (a) materially and adversely affect the rights of Noteholders or Certificateholders and (b) continue unremedied for a period of ninety
      (90) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer by the Owner Trustee or the Indenture Trustee, or (2) to the Owner Trustee, the Indenture Trustee, the Seller and the Servicer by the Noteholders of Notes evidencing not less than 25% of the principal amount of the Notes Outstanding or by the Certificateholders of Certificates evidencing not less than 25% of the Certificate Balance; or

           (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

           (iv) The consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntary suspend payment of its obligations;

then, and in each and every case, so long as an Event of Servicing Termination shall not have been remedied, either the Indenture Trustee, or the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) (with a copy to the Rating Agencies) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Trust Property or otherwise, shall pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 8.2; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise.

     The predecessor Servicer shall cooperate with the Indenture Trustee, the Owner Trustee and such successor Servicer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Indenture Trustee or such successor Servicer for administration of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery of the Receivable Files and the related accounts and records maintained by the Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.1 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

     SECTION 8.2.  Appointment of Successor Servicer. (a) Upon the
Servicer's receipt of notice of termination pursuant to Section 8.1 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, the Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 8.2, the Indenture Trustee without further action shall automatically be appointed the successor Servicer. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement.

     (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer, by the terms and provisions of this Agreement.

     (c) In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the predecessor Servicer under this Agreement. The Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 8.3. Repayment of Advances. If the identity of the Servicer shall change, the predecessor Servicer shall be entitled to receive to the extent of available funds reimbursement for Outstanding Advances pursuant to
Section 4.3 and 4.4, in the manner specified in Section 4.6, with respect to all Advances made by the predecessor Servicer.

     SECTION 8.4. Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to Noteholders, and the Owner Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses of record and to each Rating Agency.

     SECTION 8.5. Waiver of Past Events of Servicing Termination. The Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding or the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance (in the case of an Event of Servicing Termination which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive any Event of Servicing Termination hereunder and its consequences, except an event resulting from the failure to make any required deposits to or payments from any of the Trust Accounts, the Certificate Distribution Account, the Yield Supplement Account or the Reserve Account in accordance with this Agreement. Upon any such waiver of a past Event of Servicing Termination, such Event of Servicing Termination shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right consequent thereon.

                                   ARTICLE IX

                                  TERMINATION

     SECTION 9.1. Optional Purchase of All Receivables. (a) On the last day of any Collection Period as of which the Pool Factor shall be less than the Optional Purchase Percentage, the Servicer shall have the option to purchase the corpus of the Trust. To exercise such option, the Servicer shall deposit pursuant to Section 4.5 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables, plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the outstanding principal amount of the Notes and the Certificate Balance and all accrued but unpaid interest (including any overdue interest) thereon. The amount deposited in the Collection Account pursuant to this Section 9.1 shall be used on the next Distribution Date to make payments in full to Noteholders and Certificateholders in the manner set forth in Article IV.

     SECTION 9.2. Succession Upon Satisfaction and Discharge of Indenture. Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder, and the Indenture Trustee will, continue to carry out its obligations hereunder with respect to the Certificateholders, including without limitation making distributions from the Payahead Account and the Collection Account in accordance with Section 4.6 and making withdrawals from the Reserve Account in accordance with Section 4.5(b) and Section 4.7.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.1. Amendment. (a) This Agreement may be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee and the Owner Trustee to the extent that their respective rights or obligations may be affected thereby (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

     (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee and the Owner Trustee to the extent that their respective rights or obligations may be affected thereby (which consent may not be unreasonably withheld) and with the consent of (i) the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding and (ii) the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance (which consent of any Noteholder of a Note or Certificateholder of a Certificate given pursuant to this Section 10.1 or pursuant to any other provision of this Agreement shall be conclusive and binding on such Note or Certificate, as the case may be, and on all future Noteholders of such Note or Certificateholders of such Certificate, as the case may be, and of any Note or Certificate, as applicable, issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon such Note or the Certificate), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that shall be required to be made on any Note or Certificate or change any Note Interest Rate or the Certificate Rate or the Specified Reserve Balance, without the consent of all adversely affected Noteholders or Certificateholders or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Noteholders of all Notes and Certificateholders of all Certificates affected thereby.

     (c) Prior to the execution of any such amendment or consent the Servicer will provide and the Owner Trustee shall distribute written notification of the substance of such amendment or consent to each Rating Agency.

     (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each Rating Agency. It shall not be necessary for the consent of Noteholders or the Certificateholders pursuant to this Section 10.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders shall be subject to such reasonable requirements as the Owner Trustee and the Indenture Trustee may prescribe, including the establishment of record dates pursuant to paragraph number 2 of the Depository Agreements.

     (e) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.2(i)(1). The Owner Trustee or the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects such Owner Trustee's or Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

     SECTION 10.2. Protection of Title to Trust. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer and the Indenture Trustee for the benefit of the Noteholders in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Seller nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five (5) days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

     (c) The Seller and the Servicer shall give the Owner Trustee and the Indenture Trustee at least sixty (60) days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account, Payahead Account, the Yield Supplement Account and the Reserve Account in respect of such Receivable.

     (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the Issuer's and the Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

     (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

     (g) The Servicer shall permit the Owner Trustee, the Indenture Trustee and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable.

     (h) Upon request, the Servicer shall furnish to the Owner Trustee and the Indenture Trustee, within twenty (20) Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

     (i)  The Servicer shall deliver to the Owner Trustee and the Indenture
Trustee:

            (1) promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest; and

            (2) within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest.

     Each Opinion of Counsel referred to in clause (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

     (j) The Seller shall, to the extent required by applicable law, cause the Notes and the Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 within the time periods specified in such sections.

     (k) For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     SECTION 10.3. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties under this Agreement shall be determined in accordance with such laws.

     SECTION 10.4. Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered, sent by telecopier, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller or the Servicer, to the agent for service as specified in Section 10.11 hereof, or at such other address as shall be designated by the Seller or the Servicer in a written notice to the Owner Trustee and the Indenture Trustee,
(b) in the case of the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, (c) in the case of the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee, (d) in the case of Moody's Investors Service, Inc., at the following address: Moody's Investors Service, Inc., ABS
Monitoring Department, 99 Church Street, New York, New York 10007, and (e) in the case of Standard & Poor's Ratings Services, at the following address:
Standard & Poor's Ratings Group, 55 Water Street, 40th Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Person as shown in the Note Register or the Certificate Register, as applicable. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Certificateholder shall receive such notice.

     SECTION 10.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes, the Certificates or the rights of the holders thereof.

     SECTION 10.6. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.3 and 8.2 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee, the Noteholders of Notes evidencing not less than 66-2/3% of the principal amount of the Notes Outstanding and the Certificateholders of Certificates evidencing not less than 66-2/3% of the Certificate Balance.

     SECTION 10.7. Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

     SECTION 10.8. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     SECTION 10.9. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Certificateholders, and their respective successors and permitted assigns. Except as otherwise provided in this Article X, no other Person will have any right or obligation hereunder. The parties hereto hereby acknowledge and consent to the pledge of this Agreement by the Issuer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

     SECTION 10.10. Actions by Noteholders or Certificateholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand, or instruction given by Noteholders or Certificateholders, such action, notice, or instruction may be taken or given by any Noteholder or Certificateholder, as applicable, unless such provision requires a specific percentage of Noteholders or Certificateholders.

     (b) Any request, demand, authorization, direction, notice, consent, waiver, or other act by a Noteholder or Certificateholder shall bind such Noteholder or Certificateholder and every subsequent holder of such Note or Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note or Certificate.

     SECTION 10.11. Agent for Service. The agent for service of the Seller and the Servicer in respect of this Agreement shall be ___________________, Ford Motor Credit Company, One American Road, Dearborn, Michigan 48121.

     SECTION 10.12. No Bankruptcy Petition; Subordination; Claims Against Seller. The Owner Trustee, the Indenture Trustee, the Issuer and the Servicer each covenants and agrees that;


                  (a) prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law;

                  (b) any claim that it may have at any time against the Series Assets of any Series unrelated to the Receivables, and any claim that it may have at any time against the Seller that it may seek to enforce against the Series Assets of any Series unrelated to the Receivables, shall be subordinate to the payment in full, including post-petition interest, in the event that the Seller becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, of the claims of the holders of any Securities related to such unrelated Series and the holders of any other notes, bonds, contracts or other obligations that are related to such unrelated Series; and

                  (c) it hereby irrevocably makes the election afforded by Title 11 United States Code Section 1111(b)(1)(A)(i) to secured creditors to receive the treatment afforded by Title 11 United States Code Section 1111(b)(2) with respect to any secured claim that it may have at any time against the Seller. The obligations of the Seller under this Agreement are limited to the related Series and the related Series Assets. This Section 10.12 shall survive the resignation or removal of the Owner Trustee under the Trust Agreement or the Indenture Trustee under the Indenture or the termination of such Agreement.

     SECTION 10.13. Limitation of Liability of Owner Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by _____ not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall _____ in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by _____, not in its individual capacity but solely as Indenture Trustee, and in no event shall _____ have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     IN WITNESS WHEREOF, the parties have caused this Sale and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                             FORD CREDIT AUTO RECEIVABLES
                               TWO LLC
                               as Seller


                             By:
                                -----------------------------------
                                Name:
                                Title:


                             FORD CREDIT AUTO OWNER TRUST
                                    -  ;
                               ----- --
                               as Issuer

                             By:
                                ----------------------,
                                as Owner Trustee


                             By:
                                -----------------------------------
                                Name:
                                Title:


                             FORD MOTOR CREDIT COMPANY,
                               as Servicer


                             By:
                                -----------------------------------
                                Name:
                                Title:

Accepted and agreed:

                         ,
- -------------------------
as Indenture Trustee


By:
     -----------------------------
     Name:
     Title:

                         ,
---------------------------
as Owner Trustee


By:
     -----------------------------
     Name:
     Title:

                                   SCHEDULE A


                           [SCHEDULE OF RECEIVABLES]

                   Delivered to Indenture Trustee at Closing

                                   SCHEDULE B

                            LOCATION OF RECEIVABLES

Indianapolis
5875 Castle Creek Pkwy. North Drive
Suite 240
Indianapolis, IN  46250-4308

Detroit-North
580 Kirts Boulevard
Suite 300
Troy, MI  48084

Chicago-North
9700 Higgins Road
Suite 720
Rosemont, IL  60018

Ohio South
9797 Springboro Pike
Suite 302
Miamisburg, OH  45343

Detroit/West
One ParkLane Blvd.
Suite 405E
Dearborn, MI  48126

Chicago South
The Office of Waterfall Glen I
Suite 310
900 South Frontage Road
Woodridge, IL  60517

Grand Rapids
2851 Charlevoix Drive SE
Suite 300
Grand Rapids, MI  49546

Chicago - East
One River Place, Suite A
Lansing, IL  60438

Akron
175 Montrose West Avenue
Suite 300 Crown Pointe
Copley, OH  44321

Louisville
502 Executive Park
Louisville, KY  40207

Milwaukee
10850 W. Park Place
Suite 110
Milwaukee, WI  53224

Chicago West
2500 W. Higgins Rd.
Suite 280
Hoffman Estates, IL  60195-2008

Saginaw
4901 Towne Centre Rd.
Suite 200
Saginaw, MI  48605

Findlay
3500 North Main Street
Findlay, OH  45840-1447

Cleveland
5700 Lombardo Centre
Suite 101
Seven Hills, OH  44131-2581

Philadelphia
Bay Colony Executive Park
575 E. Swedesford
Suite 100
Wayne, PA  19087

New Jersey South
5000 Dearborn Circle
Suite 200
Mt. Laurel, NJ  08054

Baltimore-West
1829 Reistertown Road
Baltimore, MD  21208-8861

Long Island
972 Brush Hollow Road
5th Floor
Westbury, NY  11590-1740

Washington, D.C.
2440 Research Blvd.
Suite 150
Rockville, MD  20850-3293

New Haven
116 Washington Ave.
Floor #4
North Haven, CT  06473

Norfolk
Greenbrier Pointe
1401 Greenbrier Pkwy.
Suite 350
Chesapeake, VA  23320

New Jersey North
103 Eisenhower Parkway
4th Floor
Roseland, NJ  07068-1069

Pittsburgh
Foster Plaza 9
750 Holiday Drive
4th Floor, Suite 420
Pittsburgh, PA  15220-2783

Richmond
300 Arboretum Place
Suite 320
Richmond, VA  23236

Syracuse
5788 Widewaters Pkwy.
DeWitt, NY  13214

Westchester
660 White Plains Road
Tarrytown, NY  10591-0010

Mobile
1201 Montlimar Dr.
Suite 700
Mobile, AL  36609

Birmingham
3535 Grandview Parkway
Suite 340
Birmingham, AL  35243

Orlando
2600 Lake Lucien Drive
Suite 306, The Forum Bldg.
Maitland, FL  32751

Memphis
6555 Quince Road
Suite 300
Memphis, TN  38119

Atlanta - North
North Park Town Center
1000 Abernathy Rd. N.E.
Bldg. 400, Suite 180
Atlanta, GA  30328

Greensboro
1500 Pinecroft Rd.
Suite 220
Greensboro, NC  27407

Charlotte
5832 Farm Pond Lane
Suite 200
Charlotte, NC  28212

Jacksonville
9485 Regency Square Boulevard
Jacksonville, FL  32225

Jackson
Highland Village Center
4500 I-55 North
Suite 292
Jackson, MS  39211

Columbia
250 Berryhill Road
Suite 201
Columbia, SC  29210

Miami
6303 Blue Lagoon Drive
Suite 200
Miami, FL  33126

Dothan
3160 West Main Street
Suite 1
Dothan, AL  36301-1180

Nashville
565 Marriott Drive
Suite 190, Highland Ridge
Nashville, TN  37210

Raleigh
3651 Trust Drive
Raleigh, NC  27604

Tampa
Lincoln Pointe, Suite 800
2502 Rocky Point Drive
Tampa, FL  33607

Odessa
Ashford Park Office Center
Suite 201A
2626 John Ben Sheppard Parkway
Odessa, TX  79762

Lubbock
Suite 200
4010 82nd Street
Lubbock, TX  79424

Dallas
801 E. Campbell Road
Suite 600, Campbell Forum
Richardson, TX  75081

Austin
1701 Directors Blvd.
Suite 320
Austin, TX  78744

Fort Worth
2350 W. Airport Hwy.
Suite 400, Center Park Tower
Bedford, TX  76022

Beaumont
2615 Calder
Suite 715
Beaumont, TX  77704

Houston-West
820 Gessner
Suite 700
Houston, TX  77024

Harlingen
1916 East Harrison
Harlingen, TX  78550

Corpus Christi
5350 South Staples
Suite 225
Corpus Christi, TX  78411

Little Rock
1701 Centerview Dr.
Suite 301
Little Rock, AR  72211

Amarillo
1616 S. Kentucky
Suite 130  Bldg. D
Amarillo, TX  79102

El Paso
1200 Golden Key Circle
Suite 104
El Paso, TX  79925

Albuquerque
6100 Uptown Blvd., NE
Suite 300
Albuquerque, NM  87110

Houston-North
363 N. Sam Houston Pkwy. E.
Suite 700
Houston, TX  77060

San Antonio
1600 N.E. Loop 410
Suite 200
San Antonio, TX  78209

Tulsa
9820 East 41st St.
Suite 300
Tulsa, OK  74145

Minneapolis
11095 Viking Drive
Suite 308, One Southwest Crossing
Eden Prairie, MN  55344-7290

Wichita
7570 West 21st Street
Wichita, KS  67212

St. Louis
4227 Earth City Exp.
Suite 100
Earth City, MO  63045

Jefferson City
210 Prodo Drive
Jefferson City, MO  65109

Kansas City
8717 West 110th Street
Bldg. #14, Suite 550
Overland Park, KS  66210

Des Moines
4200 Corporate Drive
Suite 107
West Des Moines, IA  50266

Omaha
10040 Regency Circle
Suite 100
Omaha, NE  68114-3786

Davenport
2535 Tech Drive
Suite 300, Commerce Exch. Bldg.
Bettendorf, IA  52722

Denver
6300 S. Syracuse Way
Suite 195
Englewood, CO  80111

Fargo
3100 13th Ave. South
Suite 304
Fargo, ND  58103

Springfield
3275 E. Ridgeview
Springfield, MO  65804-1816

Waterloo
211 E. San Marnan Dr.
Waterloo, IA  50702

San Bernadino
1615 Orange Tree Lane
Suite 215
Redlands, CA  92374

Salt Lake City
310 E. 4500 South
Suite 340
Murray, UT  84017

Honolulu
1585 Kapiolani Blvd.
Suite 922, Ala Moano Pacific Center
Honolulu, HI  96814

Spokane
North 901 Monroe
Suite 350
Spokane, WA  99210-2148

Grand Junction
744 Horizon Ct.
Suite 330
Grand Junction, CO  81506

San Francisco
4301 Hacienda Dr.
Suite 400
Pleasanton, CA  94588

Portland
10220 S.W. Greenburg Rd.
Suite 415
Portland, OR  97223-5506

Sacramento
2720 Gateway Oaks Dr.
Suite 200
Sacramento, CA  95833

San Diego
3111 Camino Del Rio N.
Suite 1333
San Diego, CA  92108

Phoenix
4742 North 24th Street
Suite 215
Phoenix, AZ  85016

San Jose
1900 McCarthy Blvd.
Suite 400
Milpitas, CA  95035

Seattle
13555 S.E. 36th Street
Suite 350
Bellevue, WA  98006

Orange
765 The City Drive
Suite 200
Orange, CA  92668

Anchorage
3201 C Street
Suite 203
Anchorage, AK  99503

Appleton
54 Park Place
Appleton, WI  54915-8861

South Bend
4215 Edison Lakes Parkway
Suite 140
Mishawaka, IN  46545

Columbus
655 Metro Place South
Suite 470, Metro V
Dublin, OH  43017-0792

Henderson
618 North Green Street
Henderson, KY  42420

Lansing
2140 University Park Drive
Okemos, MI  48864

Marshall
1408 North Michigan
Marshall, IL  62441

New Jersey-Central
101 Interchange Plaza
Cranbury, NJ  08512

Huntington
3425 U.S. Route 60 East
Barboursville, WV  25504

Buffalo
95 John Muir Drive
Suite 102
Amherst, NY  14228

Manchester
4 Bedford Farms
Bedford, NH  03110

Harrisburg
4900 Ritter Road
Mechanicsburg, PA  17055

Boston South
Southboro Place, 2nd Floor
352 Turnpike Road
Southboro, MA  01772

Boston North
One Tech Drive, 3rd Floor
Andover, MA  01810-2497

Portland
2401 Congress Street
Portland, ME  04102

Albany
5 Pine West Plaza
Albany, NY  12205

Roanoke
5238 Valley Pointe Pkwy.
Roanoke, VA  24019

Falls Church
1420 Springhill Road
Suite 550
McLean, VA  22102

Bristol
Landmark Center - Suite A
113 Landmark Lane
Bristol, TN  37620

Chattanooga
6025 Lee Highway
Suite 443
Chattanooga, TN  37421

Decatur
401 Lee Street
Suite 500
Decatur, AL  35602

Fayetteville
4317 Ramsey Street
Suite 300
Fayetteville, NC  28311

Athens
3708 Atlanta Highway
Athens, GA  30604

Knoxville
5500 Lonas Drive
Suite 260
Knoxville, TN  37909

Macon
5400 Riverside Drive
Suite 201
Macon, GA  31210

Pensacola
25 W. Cedar Street
Suite 316
Pensacola, Fl  32501

Savannah
6600 Abercorn Street
Suite 206
Savannah, GA  31405

Tyler
821 East SE Loop 323
Suite 300
Tyler, TX  75701

Oklahoma City
4101 Perimeter Ctr Dr.
Suite 300, Perimeter Center
Oklahoma City, OK  73112-2304

Baltimore-East
Campbell Corporate Center One
4940 Campell Blvd., Suite 140
Whitemarsh Business Community
Baltimore, MD  21236

Billings
1643 Lewis Avenue
Suite 201
Billings, MT  59102

Cheyenne
6234 Yellowstone
Cheyenne, WY  82009

Cape Girardeau
2851 Independence
Cape Girardeau, MO  63701

Atlanta -South
1691 Phoenix Blvd.
Suite 300
Atlanta, GA  30349

Pasadena
800 East Colorado Blvd.
Suite 400
Pasadena, CA  91109

Colorado Springs
5575 Tech Center Dr.
Suite 220
Colorado Springs, CO  80919

South Bay
301 E. Ocean Boulevard
Suite 1900
Long Beach, CA  90802

Ventura
260 Maple court
Suite 210
Ventura, CA  93003

Las Vegas
3900 Paradise Road
Suite 239
Las Vegas, NV  89109

Eugene
1600 Valley River Drive
Suite 190
Eugene, OR  97401

Tupelo
One Mississippi Plaza
Tupelo, MS  38801

Charleston
4975 Lacross Road
Suite 150, Rivergate Center
North Charleston, SC  29418-6518

Western Carolina
215 Thompson Street
Hendersonville, NC  28739-2828

New Orleans
3838 N. Causeway Blvd.
Suite 3000
Metairie, LA  70002

Lafayette
Saloom Office Park
Suite 350
100 Asma Boulevard
Lafayette, LA  70508

Shreveport
South Pointe Centre, Suite 200
3007 Knight Street
Shreveport, LA  71105

                                    EXHIBIT A


                      [FORM OF YIELD SUPPLEMENT AGREEMENT]

                                 ________, _____


Ford Credit Auto Receivables Two LLC
The American Road
Dearborn, Michigan  48212
                     Re:  Ford Credit Auto Owner Trust -

Ladies and Gentlemen:


     We hereby confirm arrangements made as of the date hereof with you to be effective upon (i) receipt by us of the enclosed copy of this letter agreement (as from time to time amended, supplemented or otherwise modified and in effect, the "Yield Supplement Agreement"), executed by you, and (ii) execution of the Purchase Agreement referred to below and payment of the purchase price specified thereunder. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement, dated as of _______, ____ (as from time to time amended, supplemented or otherwise modified and in effect, the "Purchase Agreement"), between Ford Motor Credit Company, as seller (the "Seller"), and Ford Credit Auto Receivables Two LLC as purchaser (the "Purchaser").
     1. On or prior to the Determination Date preceding each Distribution Date, the Servicer shall notify the Purchaser and the Seller of the Yield Supplement Amount for such Distribution Date.

     2. In consideration for the Purchaser entering into the Purchase Agreement and the purchase price paid to the Seller for the Receivables under the Purchase Agreement, we agree to make a payment of the Yield Supplement Amount to the Purchaser, or to the pledgee of the assignee of the Purchaser referred to in Section 5 hereof, on the Business Day prior to each Distribution Date.

     3. All payments pursuant hereto shall be made by federal wire transfer (same day) funds or in immediately available funds, to such account as the Purchaser

Ford Credit Auto Receivables Two LLC
______, ____
Page 2

or the pledgee of the assignee of the Purchaser referred to in Section 5 hereof, may designate in writing to the Seller, prior to the relevant Distribution Date.

     4. Our agreements set forth in this Yield Supplement Agreement are our primary obligations and such obligations are irrevocable, absolute and unconditional, shall not be subject to any counterclaim, setoff or defense and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever.

     5. Pursuant to the Sale and Servicing Agreement, the Purchaser will sell, transfer, assign and convey its interest in this Yield Supplement Agreement to Ford Credit Auto Owner Trust ____-__ (the "Trust"), and the Seller hereby acknowledges and consents to such sale, transfer, assignment and conveyance. Concurrent with such sale, transfer, assignment and conveyance, pursuant to the Indenture, the Trust will pledge its rights under this Yield Supplement Agreement, along with certain other assets of the Trust, to __________, as Indenture Trustee, to secure its obligations under the Notes and the Indenture, and the Seller hereby acknowledges and consents to such pledge. The Seller hereby agrees, for the benefit of the Trust, that following such sale, transfer, assignment, conveyance and pledge, this Yield Supplement Agreement shall not be amended, modified or terminated without the consent of _________, as Owner Trustee on behalf of the Trust, and, prior to the payment in full of the Notes, the Indenture Trustee.

     6. This Yield Supplement Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

     7. Except as otherwise provided herein, all notices pursuant to this Yield Supplement Agreement shall be in writing and shall be effective upon receipt thereof. All notices shall be directed as set forth below, or to such other address or to the attention of such other person as the relevant party shall have designated for such purpose in a written notice.

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

Ford Credit Auto Receivables Two LLC
______, ____
Page 3


                     If to the Purchaser:
                     Ford Credit Auto Receivables Two LLC
                     One American Road
                     Dearborn, Michigan 48121
                     Attention:  Secretary
                     Telephone: (313) 594-7765
                     Telecopy: (313) 248-7613

                     If to the Seller:


                     Ford Motor Credit Company
                     One American Road
                     Dearborn, Michigan 48121
                     Attention:  Secretary
                     Telephone: (313) 594-9876
                     Telecopy: (313) 248-7613

        8. This Yield Supplement Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which shall be deemed to be one and the same document.


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

Ford Credit Auto Receivables Two LLC

______,___

Page 4


     If the foregoing satisfactorily sets forth the terms and conditions of our agreement, please indicate your acceptance thereof by signing in the space provided below and returning to us the enclosed duplicate original of this letter.

                                       Very truly yours,


                                       FORD MOTOR CREDIT COMPANY,
                                         as Seller


                                       By: _____________________________
                                           Name:
                                           Title:


Agreed and accepted as of
the date first above written:

FORD CREDIT AUTO RECEIVABLES TWO LLC
     as Purchaser

By:  ____________________________
     Name:
     Title:





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